                                                                    EXHIBIT 23.6

                                    CONSENT

    I hereby consent to the references to me in the Schedule 14A of Champion Healthcare Corporation ("Champion") and in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of Paracelsus Healthcare Corporation ("Paracelsus") relating to the merger of Champion with and into PC Merger Sub, a wholly owned subsidiary of Paracelsus, including without limitation under the Captions Management, Summary and Security Ownership of Management and Certain Beneficial Owners.

Date: July 19, 1996                       _________/s/_Charles R. Miller________
                                                    Charles R. Miller